Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Fiscal 2026 Financial Results

Dallas, Texas May 21, 2026 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2026.

For the three months ended April 30, 2026, revenue, gross profit, and net income attributable to Copart, Inc. were $1.2 billion, $572.6 million, and $402.4 million, respectively. These represent an increase in revenue of $25.4 million, or 2.1%; an increase in gross profit of $20.3 million, or 3.7%; and a decrease in net income attributable to Copart, Inc. of $(4.2) million, or (1.0)%, respectively, from the same period last year. Fully diluted earnings per share for three months ended April 30, 2026 was $0.43 compared to $0.42 last year, an increase of 2.4%.

For the nine months ended April 30, 2026, revenue, gross profit, and net income attributable to Copart, Inc. were $3.5 billion, $1.6 billion, and $1.2 billion, respectively. These represent a decrease in revenue of $(8.1) million, or (0.2)%; an increase in gross profit of $12.5 million, or 0.8%; and an increase in net income attributable to Copart, Inc. of $0.8 million, or 0.1%, respectively, from the same period last year. Fully diluted earnings per share for nine months ended April 30, 2026 was $1.20 compared to $1.18 last year, an increase of 1.7%.

On Thursday, May 21, 2026, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through September 2026 by visiting www.copart.com/investorrelations.

About Copart

Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,

	2026	2025	% Change	2026	2025	% Change
Service revenues and vehicle sales:
Service revenues	$1,056,080	$1,034,836	2.1%	$2,999,976	$3,012,453	(0.4)%
Vehicle sales	180,986	176,880	2.3%	513,794	509,408	0.9%
Total service revenues and vehicle sales	1,237,066	1,211,716	2.1%	3,513,770	3,521,861	(0.2)%
Operating expenses:
Facility operations	450,317	439,417	2.5%	1,305,002	1,325,936	(1.6)%
Cost of vehicle sales	160,277	169,714	(5.6)%	452,252	455,599	(0.7)%
Facility depreciation and amortization	51,993	48,163	8.0%	147,910	144,603	2.3%
Facility stock-based compensation	1,880	2,155	(12.8)%	6,197	5,798	6.9%
Gross profit	572,599	552,267	3.7%	1,602,409	1,589,925	0.8%
General and administrative	93,744	87,451	7.2%	275,405	265,056	3.9%
General and administrative depreciation and amortization	6,990	6,253	11.8%	20,502	17,639	16.2%
General and administrative stock-based compensation	7,583	7,018	8.1%	22,816	23,107	(1.3)%
Total operating expenses	772,784	760,171	1.7%	2,230,084	2,237,738	(0.3)%
Operating income	464,282	451,545	2.8%	1,283,686	1,284,123	(0.0)%
Other income (expense):
Interest income, net	38,813	42,776	(9.3)%	142,305	129,070	10.3%
Other (expense) income, net	(1,001)	8,483	(111.8)%	4,275	3,980	7.4%
Total other income	37,812	51,259	(26.2)%	146,580	133,050	10.2%
Income before income taxes	502,094	502,804	(0.1)%	1,430,266	1,417,173	0.9%
Income tax expense	100,701	97,466	3.3%	276,696	264,118	4.8%
Net income	401,393	405,338	(1.0)%	1,153,570	1,153,055	0.0%
Less: Net loss attributable to noncontrolling interest	(1,008)	(1,271)	(20.7)%	(3,277)	(3,040)	7.8%
Net income attributable to Copart, Inc.	$402,401	$406,609	(1.0)%	$1,156,847	$1,156,095	0.1%

Basic net income per common share	$0.43	$0.42	2.4%	$1.21	$1.20	0.8%
Weighted average common shares outstanding	936,293	966,234	(3.1)%	957,280	964,702	(0.8)%

Diluted net income per common share	$0.43	$0.42	2.4%	$1.20	$1.18	1.7%
Diluted weighted average common shares outstanding	942,770	978,089	(3.6)%	965,215	977,485	(1.3)%

Copart, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 30, 2026	July 31, 2025
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$3,354,142	$2,780,531
Investment in held to maturity securities	845,570	2,008,539
Accounts receivable, net of allowance for credit losses of $14,636 and $12,945, respectively	794,472	762,811
Vehicle pooling costs	117,979	116,145
Inventories	49,632	39,661
Income taxes receivable	721	580
Prepaid expenses and other assets	54,157	46,361
Total current assets	5,216,673	5,754,628
Property and equipment, net	3,715,922	3,598,093
Operating lease right-of-use assets	88,066	99,708
Intangibles, net	53,943	62,832
Goodwill	522,703	517,779
Other assets	51,729	57,862
Total assets	$9,649,036	$10,090,902

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$598,290	$591,831
Deferred revenue	33,494	30,440
Income taxes payable	37,650	41,141
Current portion of operating and finance lease liabilities	15,825	19,869
Total current liabilities	685,259	683,281
Deferred income taxes	89,733	80,625
Income taxes payable	5,308	35,635
Operating and finance lease liabilities, net of current portion	77,291	83,870
Total liabilities	857,591	883,411
Commitments and contingencies
Redeemable non controlling interest	17,181	20,458
Stockholders’ equity:
Preferred stock	-	-
Common stock	93	97
Additional paid-in capital	1,207,201	1,214,150
Accumulated other comprehensive loss	(87,207)	(120,283)
Retained earnings	7,654,177	8,093,069
Total stockholders’ equity	8,774,264	9,187,033
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$9,649,036	$10,090,902

Copart, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended April 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$1,153,570	$1,153,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	168,799	163,642
Allowance for credit losses	1,634	153
Equity in (earnings) losses of unconsolidated affiliates	(390)	(135)
Stock-based compensation	29,013	28,905
Loss (gain) on sale of property and equipment	1,665	(1,041)
Deferred income taxes	8,274	67
Changes in operating assets and liabilities:
Accounts receivable	(57,293)	(1,916)
Vehicle pooling costs	(1,182)	14,944
Inventories	(9,442)	(180)
Prepaid expenses, other current and non-current assets	(11,519)	(935)
Operating lease right-of-use assets and lease liabilities	853	915
Accounts payable and accrued liabilities	(5,479)	56,060
Deferred revenue	2,839	1,961
Income taxes receivable	(128)	1
Income taxes payable	(34,263)	(54,222)
Net cash provided by operating activities	1,246,951	1,361,274
Cash flows from investing activities:
Purchases of property and equipment	(258,553)	(481,349)
Assets and liabilities acquired in connection with acquisition	(4,747)	(1,213)
Proceeds from sale of property and equipment	11,077	4,533
Purchases of held to maturity securities	(845,570)	(2,017,843)
Proceeds from held to maturity securities	2,035,000	1,940,000
Investment in unconsolidated affiliate	(3,737)	(3,177)
Net cash provided by (used in) investing activities	933,470	(559,049)
Cash flows from financing activities:
Proceeds from the exercise of stock options	14,162	40,171
Proceeds from the issuance of Employee Stock Purchase Plan shares	7,460	7,404
Repurchases of common stock	(1,632,537)	-
Payments for employee stock-based tax withholdings	(2,762)	(3,358)
Debt issuance costs	(1,534)	-
Payments of finance lease obligations	(11)	(44)
Net cash (used in) provided by financing activities	(1,615,222)	44,173
Effect of foreign currency translation	8,412	5,990
Net increase in cash, cash equivalents, and restricted cash	573,611	852,388
Cash, cash equivalents, and restricted cash at beginning of period	2,780,531	1,514,111
Cash, cash equivalents, and restricted cash at end of period	$3,354,142	$2,366,499
Supplemental disclosure of cash flow information:
Interest paid	$1,628	$1,972
Income taxes paid, net of refunds	$315,537	$318,989
Purchase of property and equipment through settlement of deposit	$2,850	$64,050

Copart, Inc.

Segments Information

(In thousands)

(Unaudited)

	Three Months Ended April 30, 2026			Three Months Ended April 30, 2025
	United States	International	Total	United States	International	Total
Service revenues	$895,464	$160,616	$1,056,080	$898,625	$136,211	$1,034,836
Vehicle sales	107,398	73,588	180,986	107,832	69,048	176,880
Total service revenues and vehicle sales	1,002,862	234,204	1,237,066	1,006,457	205,259	1,211,716
Facility operations	419,714	84,476	504,190	412,895	76,840	489,735
Cost of vehicle sales	99,024	61,253	160,277	113,853	55,861	169,714
General and administrative	93,679	14,638	108,317	87,244	13,478	100,722
Operating income	$390,445	$73,837	$464,282	$392,465	$59,080	$451,545

	Nine Months Ended April 30, 2026			Nine Months Ended April 30, 2025
	United States	International	Total	United States	International	Total
Service revenues	$2,570,465	$429,511	$2,999,976	$2,626,745	$385,708	$3,012,453
Vehicle sales	306,631	207,163	513,794	302,097	207,311	509,408
Total service revenues and vehicle sales	2,877,096	636,674	3,513,770	2,928,842	593,019	3,521,861
Facility operations	1,213,549	245,560	1,459,109	1,255,336	221,001	1,476,337
Cost of vehicle sales	285,356	166,896	452,252	282,946	172,653	455,599
General and administrative	271,301	47,422	318,723	267,142	38,660	305,802
Operating income	$1,106,890	$176,796	$1,283,686	$1,123,418	$160,705	$1,284,123